UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2025

Commerce.com, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-39423	46-2707656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11920 Alterra Parkway

D11 / Suite 100

8th Floor

Austin, Texas

(Address of principal executive offices, including zip code)

(512) 865-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series 1 Common Stock, $ 0.0001 par value per share	CMRC	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

□ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Chief Commercial Officer

On October 6, 2025, Commerce.com, Inc. (the “Company”) and Russell Klein, the Company’s Chief Commercial Officer, mutually agreed that Mr. Klein would retire from his position as Chief Commercial Officer and as an employee of the Company effective November 1, 2025. The Company thanks Mr. Klein for his many years of leadership and service. In connection with Mr Klein’s departure, and in accordance with the terms of his employment offer letter with the Company, as amended, subject to Mr. Klein signing an effective waiver and general release of claims in favor of the Company and his continued compliance with applicable restrictive covenants, Mr. Klein will be eligible to receive (i) an amount equal to six months’ base salary and (ii) an amount equal to six months of the Company’s share of healthcare premiums for him and his eligible dependents.

Michaela Weber, Senior Vice President, Payments & Global Business Development, will assume primary responsibility for Mr. Klein’s duties and responsibilities.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commerce.com, Inc.

Date:	October 9, 2025	By:	/s/ Chuck Cassidy
Chuck Cassidy General Counsel